UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Executive Parkway, P.O. Box 2520 Hudson, OH	44236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 28, 2023, Diebold Nixdorf, Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, the appointment of four new directors to the Board of Directors of the Company (the “Board”). Committee assignments for each of the new directors had not been determined at the time of the Original 8-K filing. This Amendment is being filed to (i) report that on October 18, 2023, the Board appointed each of the new directors to one or more of the committees, as further described in Item 5.02 below and (ii) correct a clerical error in disclosing the current age of Mr. David Naemura in the Original 8-K. No other changes have been made to the Original 8-K.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 22, 2023, the Board appointed David H. Naemura, age 54, to the Board, effective immediately.

On October 18, 2023, the Board reconstituted its standing committees and appointed Patrick Byrne, Matthew Espe, Mark Gross and David Naemura as members of the committees. The current members of the Audit Committee, People and Compensation Committee, Nomination and Governance Committee and Finance Committee are as follows:

•	Audit Committee: Arthur Anton, Mark Gross, David Naemura, Marjorie Bowen

•	People and Compensation Committee: Matthew Espe, David Naemura, Patrick Byrne, Emanuel Pearlman

•	Nomination and Governance Committee: Mark Gross, Matthew Espe, Arthur Anton

•	Finance Committee: Marjorie Bowen, David Naemura, Emanuel Pearlman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: October 19, 2023	By:	/s/ Elizabeth C. Radigan
Elizabeth C. Radigan
Executive Vice President, Chief Legal Officer and Corporate Secretary